                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                        CENTURY FINANCIAL CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                    [LOGO OF CENTURY FINANCIAL CORPOATION]

                         CENTURY FINANCIAL CORPORATION
                        Rochester, Pennsylvania   15074




                                                                  March 25, 1996




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1996

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Century Financial Corporation will be held at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania, on Monday, April 29, 1996, at 11:00 A.M., for the purpose of considering and voting upon the following:

     1. ELECTION OF DIRECTORS. Election of four persons to serve as directors for a term expiring at the annual meeting of shareholders in 1999.

     2. RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS. Ratification of appointment of independent public accountants to audit the financial statements of the Corporation and its subsidiary for the 1996 fiscal year.

     3. OTHER BUSINESS. Whatever other business may be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 8, 1996 will be entitled to notice of and to vote at the meeting.

There are enclosed herewith a Proxy Statement and form of Proxy. We urge you to sign and return the Proxy as promptly as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your Proxy. In any event, you may revoke your Proxy prior to its exercise.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/   Joseph N. Tosh II

                                           Joseph N. Tosh II
                                           President and Chief Executive Officer

JNT II:ajr

                                PROXY STATEMENT
                                      for
                         Annual Meeting of Shareholders

                         CENTURY FINANCIAL CORPORATION
                               One Century Place
                        Rochester, Pennsylvania   15074

                              GENERAL INFORMATION

     The enclosed Proxy is being solicited by the Board of Directors of Century Financial Corporation (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held Monday, April 29, 1996 at 11:00 A.M. at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania and for use at any adjournment or adjournments thereof.

     The Proxy may be revoked at any time prior to its exercise by written notice of revocation sent to the Secretary of the Corporation at the above address, or by a duly executed Proxy bearing a later date, provided such notice or later Proxy is received prior to the meeting. Shareholders who attend the meeting may withdraw their Proxy and vote in person.

     The costs of solicitation of Proxies will be borne by the Corporation. In addition to the use of the mails, directors and officers may solicit Proxies, without additional compensation, by telephone, telegraph or personal interview. Arrangements may be made by the Corporation with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners held by them of record, and the Corporation may reimburse them for reasonable expenses they incur in so doing.

     The close of business on March 8, 1996 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of that date the Corporation had outstanding 3,376,984 shares of Century Financial Corporation Common Stock. Holders of Common Stock are entitled to one vote for each share of Common Stock held. Under the Company's Articles, the Shareholders do not have cumulative voting rights in the election of directors.

     The Corporation is a Pennsylvania business corporation and is registered with the Federal Reserve Board as a bank holding company. Its wholly-owned subsidiary is Century National Bank and Trust Company.

     The Annual Report to Shareholders for the fiscal year ended December 31, 1995, is enclosed with this Proxy Statement. It should not be regarded as Proxy solicitation material.

                  PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK
                  -------------------------------------------

     As of February 26, 1996, there were no shareholders of the Corporation of record or known by the Board of Directors to be the beneficial owner of more than 5% of the Corporation's Common Stock.

    As of February 26, 1996, the Trust Department of the Bank held, in various fiduciary capacities, 72,972 shares of the Corporation's Common Stock. Management does not exercise voting power over these shares.

     Under the proxy rules of the Securities and Exchange Commission ("SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Investment power includes the power to dispose of or to direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.

     The following table sets forth information with respect to the beneficial ownership of shares of the Corporation's Common Stock as of the close of business on February 26, 1996 by (i) the directors of the Corporation, (ii) the Chief Executive Officer and Chief Financial Officer, the "Named Officers," and
(iii) all directors and principal officers of the Corporation as a group. Unless otherwise indicated in the footnotes to the table, each person named and all directors and principal officers as a group have sole voting power and sole investment power with respect to the shares. All persons named in the table are directors of the Company except for Donald A. Benziger who is Senior Vice President, Chief Financial Officer and Corporate Secretary.



     Name of Individual                   Shares of Corporation    Percent
     or Identity of Group                   Common Stock Owned    Of Class

     Elvin W. Batchelor(3)(8)                     38,190           1.09%
     Daniel Dalle Molle(8)                         1,638            .05%
     Robert F. Garvin, Jr.(2)(8)                   7,252            .21%
     Del E. Goedeker (8)                          39,708           1.14%
     A. Dean Heasley(1)(2)(8)                     43,699           1.25%
     Charles I. Homan (8)                          2,445            .07%
     Harry J. Johnston(1)(2)(3)(8)               143,764           4.11%
     Z. John Kruzic (8)                           23,849            .68%
     Wayne S. Luce(2)(8)                          75,536           2.16%
     Sister Mary Thaddeus Markelewicz (6)(8)       1,634            .05%
     Gino E. Martinetti(4)(8)                      9,462            .27%
     Foster McCarl, Jr.(8)                        61,690           1.76%
     Thomas K. Reed(1)(2)(3)(5)(8)                36,589           1.05%
     Harold V. Shank, Jr.(1)(8)                   11,036            .31%
     Joseph N. Tosh II(2)(3)(8)                  152,640           4.37%
     Donald A. Benziger (2)(7)(8)                 17,823            .51%
     All Nominees, Directors and                 736,241           21.1%
     Principal Officers (1)(2)(3)(4)(5)
     of the Corporation and the (6)(7)(8)
     Bank as a Group (24 persons)

(1)  In the case of A. Dean Heasley, Harry J. Johnston, Thomas K. Reed, Harold
     V. Shank, Jr., and all directors and principal officers as a group, including such persons, includes 33,063, 107,025, 13,833, 4,694, and 160,564 shares, respectively, held jointly with their wives, as to which voting power and investment power are shared.

(2) Includes shares held of record in the names of their spouse: Robert F. Garvin, Jr., 100 shares; A. Dean Heasley, 4,322 shares; Harry J. Johnston, 4,838 shares; Wayne S. Luce, 28,800 shares; Thomas K. Reed, 2,016 shares; Joseph N. Tosh II, 46,658 shares; Donald A. Benziger, 1,150 shares; and all nominees, directors and principal officers as a group, 88,956 shares.

(3) Includes 24,350 shares held by Elvin Batchelor as Trustee for his children; 25 shares held by Harry Johnston as Trustee for his nephew; 16,200 shares held by Thomas K. Reed as Trustee for his mother; 34,045 shares held by Joseph Tosh II as Trustee of his sister's trust; and all nominees, directors and principal officers as a group, including such persons, 74,620 shares.

(4) In the case of Gino Martinetti, includes 3,600 shares held jointly with his children as to which voting power and investment power are shared, and all nominees, directors and principal officers as a group, including Mr. Martinetti, 3,779 shares.

(5) In the case of Thomas K. Reed, includes 1,152 shares held by each of his two children who continue to reside with Mr. Reed; and all nominees, directors and principal officers as a group, including Mr. Reed, 2,304 shares.

(6) In the case of Sister Mary Thaddeus Markelewicz, includes 1,634 shares held in the name of The Felician Sisters of Pennsylvania.

(7) In the case of Donald A. Benziger, includes 477 shares held by his spouse as custodian of their two children.

(8) In the case of Elvin Batchelor, Daniel Dalle Molle, Robert F. Garvin, Jr., Del Goedeker, A. Dean Heasley, Charles I. Homan, Harry Johnston, John Kruzic, Wayne Luce, Sister Mary Thaddeus Markelewicz, Gino Martinetti, Foster McCarl, Jr., Thomas Reed, Harold Shank, Joseph Tosh II, Donald A. Benziger and all nominees, directors and principal officers as a group, including such persons, includes 610, 138, 152, 2,268, 974, 580, 1,352,
     1,487, 2,380, 134, 886, 1,861, 2,236, 1,133, 28,525, 16,196, and 118,696
     shares, respectively, covered by stock options granted and exercisable under the Corporation's stock option plan. In computing the percentage of ownership for each nominee, director and principal officer and the group, the shares covered by the exercisable stock options held by such nominee, director, principal officer or the group, are deemed outstanding. In calculating the percentage of class owned, the total number of shares issued and outstanding have been increased to reflect the number of shares that would be outstanding if these options were exercised.

                             ELECTION OF DIRECTORS

  Four Directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders in 1999. The Board of Directors recommends a vote FOR the election of the four nominees named in the table below, each of whom has consented to be named as a nominee and to serve if elected. Unless authority to so vote is withheld, it is intended that Proxies solicited by the Board will be voted for the election of the four nominees named. The four persons receiving the highest number of votes will be elected.

  The table sets forth certain information about the nominees, each of whom is presently a member of the Board, and about the other directors whose terms of office will continue after the Annual Meeting, all of whom were elected by the Shareholders.

  In the event that at the date of the Annual Meeting any of the nominees should for any reason not be available for election, the Proxies received will be voted for the election of the other nominees and such substitute nominees as shall be designated by the Board. There are no family relationships among the persons listed below or with any principal officers.



                                                      Principal Occupation                                       Director
Name, Age                                             For Past Five Years (1)                                   Since (2)

Nominees for a term expiring in 1999:

Del E. Goedeker, 55                                   President and Treasurer                                      1982
                                                      Vesuvius/McDanel;
                                                      CFO/VP-The Americas
                                                      Vesuvius Companies Group

Harry J. Johnston, 63                                 Retired since 1985; formerly President of                    1966
                                                      National Bank of Beaver County

Thomas K. Reed, 58                                    President of Baumgard & Reed, Inc. (insurance broker)        1970

Joseph N. Tosh II, 54                                 President & Chief Executive Officer of the                   1986
                                                       Holding Company, and the Bank

Continuing Directors with a term expiring in 1997:

Robert F. Garvin, Jr., 56                             President, Bob Garvin Agency; Regional Manager,              1995
                                                      Prudential Preferred Realty

Charles I. Homan, 52                                  President & CEO                                              1994
                                                      Michael Baker Corp.

Wayne S. Luce, 82                                     President of Reed, Luce, Tosh, McGregor &                    1952
                                                      Wolford, Inc. (law firm)

Sister Mary Thaddeus                                  Executive Director, McGuire Memorial Home                    1995
         Markelewicz, 50

Gino E. Martinetti, 70                                Retired since 1985; formerly Owner                           1971
                                                      of Clover Farms Store

Continuing Directors with a term expiring in 1998:

Elvin W. Batchelor, 87                                President of Batchelor Brothers, Inc. (funeral home)         1966

Daniel Dalle Molle, 45                                President & CEO Anchor Hocking-Phoenix Glass                 1995

A. Dean Heasley, 75                                   Retired since 1987; formerly President & CEO                 1958
                                                      of Century National Bank & Trust Company

Z. John Kruzic, 67                                    Retired since 1987; formerly General Manager                 1982
                                                      of D & CBU Components Division, Westinghouse
                                                      Electric Corp.

Harold V. Shank, Jr., 63                              President of Shank Bus Company, Inc.                         1977

(1) All of the Directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years.

(2) Reflects the earlier of the first year as a Director of the Corporation or of Century National Bank & Trust Company, a subsidiary of the Corporation, or one of its affiliates or predecessors.

  The Board of Directors of the Corporation met eight times during 1995, including four times for the purpose of declaring dividends.

  During 1995 the Board of Directors of the Bank met twelve times. All Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the various committees on which he or she serves.

                      COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of Century Financial Corporation has no designated separate committees. The following are committees of the Board of Directors of the subsidiary, Century National Bank and Trust Company.


     AUDIT AND COMPLIANCE COMMITTEE: The Audit and Compliance Committee consists of five directors, including the President who is an ex-officio member, appointed annually by the Chairman of the Board. Members of the Committee are:

          A. Dean Heasley (Chairman)              Gino E. Martinetti
          Elvin W. Batchelor                      Joseph N. Tosh II
          Harry J. Johnston

  The Audit and Compliance Committee met four times during 1995. The function of the Audit and Compliance Committee is to supervise the internal audit activities of the Bank and to supervise and to direct the Bank's auditors. The Committee ensures that the Bank's activities are being conducted in accordance with law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit and Compliance Committee recommends to the Board of Directors the services of a reputable certified public accounting firm; and the Board of Directors then approves the certified public accounting firm, which action is ratified at the Annual Shareholders Meeting. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

  EXECUTIVE COMMITTEE: The Executive Committee consists of seven directors appointed annually by the Chairman of the Board. Members of the committee are:

          Del E. Goedeker                   Foster McCarl, Jr. (Chairman)
          Charles I. Homan                  Thomas K. Reed
          Z. John Kruzic                    Joseph N. Tosh II
          Wayne S. Luce

  The Executive Committee met thirty-two times during 1995. The function of the Executive Committee is to formulate recommendations regarding policies and procedures to the Board of Directors. The Executive Committee possesses and may exercise all the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board of Directors, but subject to such restrictions and instructions as may from time to time be made and given to the Executive Committee by the Board of Directors and except as the Bylaws otherwise provide.

  PROBLEM LOAN COMMITTEE: The Problem Loan Committee consists of six directors appointed annually by the Chairman of the Board. Members of the Committee are:

          Daniel Dalle Molle                        Wayne S. Luce
          Robert F. Garvin, Jr.                     Harold V. Shank, Jr.
          Del E. Goedeker (Chairman)                Joseph N. Tosh II

  The Problem Loan Committee met twelve times during 1995. The function of the Problem Loan Committee is to review the status of all delinquent loans, as well as loans on the Bank's "watch" list.

  TRUST INVESTMENT COMMITTEE: The Trust Investment Committee consists of five directors appointed annually by the Chairman of the Board. Members of the committee are:

          A. Dean Heasley                 Sister Mary Thaddeus Markelewicz
          Thomas K. Reed (Chairman)       Joseph N. Tosh II
          Harold V. Shank, Jr.

  The Trust Investment Committee met twelve times during 1995. The function of the Trust Investment Committee is to review each trust account on an annual basis and to review and approve the Trust Department's investment recommendations.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  There was no compensation paid by the Holding Company to any Director or Executive Officer during 1995; remuneration was paid to Directors by the Corporation's subsidiary, Century National Bank and Trust Company.

  During the year 1995, members of the Board of Directors of Century National Bank & Trust Company, excluding Joseph N. Tosh II as an officer of the Bank, were compensated at the rate of $595 per month with the Chairman receiving $892.50 per month. Members of the Executive Committee and Problem Loan Committee, excluding Joseph N. Tosh II as an officer of the Bank, received $150 per meeting attended, with the Chairman receiving $225 per meeting attended; members of the Audit & Compliance Committee and Trust Investment Committee, excluding Joseph N. Tosh II as an officer of the Bank, received $75 per meeting attended, with the Chairman receiving $112.50 per meeting attended. Total directors' fees during 1995 amounted to $152,645.


COMPENSATION OF EXECUTIVE OFFICERS

  The following persons are considered to be principal officers by virtue of their position with the Corporation or the Bank:

                                            Business                                                     Business
Name and Position                   Age  Experience (1)      Name and Position                   Age  Experience (1)
----------------------------------  ---  --------------      ----------------------------------  ---  --------------

Joseph N. Tosh II                    54                       Wayne A. Grinnik                    45
 President and Chief                                           Vice President of the Bank
 Executive Officer of the
 Corporation and the Bank
                                                              Charles D. Price, Jr.               56
                                                               Vice President of the Bank
Donald A. Benziger                   42
 Sr. Vice President, Chief
 Financial Officer and                                        Edwin C. Schaffnit                  46
 Corporate  Secretary of the                                   Vice President of the Bank
 Corporation and the Bank

C. David Becker                      37                       James L. Sisley                      52
 Vice President of the Bank                                    Vice President of the Bank

Colleen O. Butterfield               44                       Allen R. Spring                      57
 Vice President of the Bank                                    Vice President of the Bank

                                                              Mary E. Welch                        59
                                                               Vice President of the Bank


(1) Each of the above persons has held a principal position with the Corporation or the Bank for the past five years except Mr. Sisley who was a Vice President of First Western Bancorp until March 9, 1993.

  The following table sets forth the cash compensation paid or to be paid for services rendered to the Named Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                Compensation Awards
                                                                Other Annual                            All Other
                                           Salary    Bonus      Compensation         Granted          Compensation
Name & Principal Position    Fiscal Year     $         $            $(4)            Shares (5)            $ (9)
-------------------------    -----------   ------    -----      ------------    ---------------        -----------
Joseph N.  Tosh II              1995      $130,217  $43,000(1)        --             9,147(6)           $13,359
President & CEO                 1994      $125,209  $31,050(2)        --             7,347(7)           $ 8,709
                                1993      $120,393  $28,500(3)        --            12,088(8)           $ 5,999

Donald A. Benziger              1995      $ 85,346  $26,000(1)        --             5,685(6)           $ 8,756
Sr. Vice President, CFO &       1994      $ 80,515  $19,800(2)        --             4,664(7)           $ 5,600
Corporate Secretary             1993      $ 75,958  $15,000(3)        --             5,794(8)           $ 3,735

(1)  1995 bonus accrued in 1995, but paid in 1996
(2)  1994 bonus accrued in 1994, but paid in 1995
(3)  1993 bonus accrued in 1993, but paid in 1994
(4) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any executive officer equals or exceeds the lessor of $50,000 or 10% of the compensation reported for the executive officer in the Cash Compensation Table.
(5) Represents the number of shares of the Corporation's Common Stock for which stock options were granted under the Corporation's Stock Option Plan.
(6) Stock options granted 1/1/95 with 33% exercisable effective 1/1/95, 33% effective 1/1/96 and 33% effective 1/1/97
(7) Stock options granted 1/1/94 with 33% exercisable effective 1/1/94, 33% effective 1/1/95, and 33% effective 1/1/96
(8) Stock options granted retroactively on 1/1/93 after 4/21/93 shareholder ratification with 33% exercisable 1/1/93, 33% effective 1/1/94, and 33% effective 1/1/95
(9) This column represents employer contributions for the accounts of the Named Officers under the Corporation's Profit Sharing Plan.


STOCK OPTIONS. The present Stock Option Plan was ratified by the Shareholders in April, 1993 and permits the grant of Options of 268,964 shares of Common Stock to principal officers and 67,241 shares of Common Stock to directors, adjusted for a 20% Stock Dividend paid January 31, 1995.

  For any fiscal year in which the Corporation achieves its goal of budgeted earnings (in dollars), the number of shares of Stock to which each option pertains is as follows: (a) for each executive officer and each director, the number of shares will equal 75% of total cash compensation for the given fiscal year divided by the purchase price of the shares; (b) for each Vice President, the number of shares will equal 50% of total cash compensation for the given fiscal year divided by the purchase price of the shares. If the number of shares determined under this formula is not a whole number, the number of shares will be rounded up to the next whole number. The purchase price for Stock under each option shall be the average asking price on the over-the-counter market on the December 31st preceding the date that an Option is granted.

  After Shareholder ratification, Stock Options were awarded retroactive to January 1, 1993. Options have been awarded each year since, exercisable at 33% during the grant year, and 33% over each of the following two years. Unexercised Options have an expiration date ten years from the date the options were awarded.

  The following tables set forth information with respect to options granted to and exercised by Named Officers in 1995:


            OPTION GRANTS TO EXECUTIVE OFFICERS IN 1995 FISCAL YEAR



                                                                                                          Potential Realizable
                                                                                                                Value at
                                                                                                          Assumed Annual Rate
                                                    % of Total                                              of Stock Price
                                                  Options Granted     Exercise                                Appreciation
                                Options           to Employees         Price       Expiration              for  Option Term (2)
Name                          Granted (1)            in 1995          Per Share       Date                5%                10%
------------------------------------------------------------------------------------------------------------------------------------

Joseph N. Tosh II               9,147                 21.8%            $12.60        12/31/04           $72,444             $183,672

Donald A. Benziger              5,685                 13.5%            $12.60        12/31/04           $45,025             $114,155


(1) The number of options listed represent those awarded 1/1/95 and are adjusted for the 20% stock dividend paid 1/31/95.

(2) As of 1/1/96, 2/3 of above-granted options were exercisable at the option of the holder.



            AGGREGATED OPTION EXERCISES BY EXECUTIVE OFFICER IN 1995
                       AND FISCAL YEAR-END OPTION VALUES

                                                             Number of Unexercised             Value of Unexercised
                                                                    Options                  In-the-Money Options at
                          Shares Acquired        Value             at Year-End                    Year-End
       Name               On Exercise          Realized     Exercisable/Unexercisable      Exercisable/Unexercisable (1)
------------------------------------------------------------------------------------------------------------------------
Joseph N. Tosh II              0                  0                  20,035/8,547                 $43,833/$8,541
Donald A. Benziger             0                  0                  10,799/5,344                 $22,329/$5,291

(1) The value of unexercised in-the-money options is calculated by determining the difference between the fair market value of the securities underlying the options at year-end and the exercise price of the options.

             EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Century National Bank and Trust Company does not have a Compensation Committee as such. During 1995, the Executive Committee, comprised of Foster McCarl, Jr., Wayne S. Luce, Del E. Goedeker, Charles I. Homan, Z. John Kruzic, Thomas K. Reed, and Joseph N. Tosh II, acting in the capacity of a Compensation Committee, approved raises and officer bonuses for recommendation to the full Board of Directors. At the beginning of December of each year, the Committee meets to review financial data, including projected year-end earnings. As a result of findings at their meeting in December, 1995, the Committee set aside a pool of funds for salary increases. Increases granted Mr. Tosh II and Mr. Benziger are determined by the Executive Committee and ratified by the Board of Directors. Management of the Bank determines the percentage of raises for all other employees based upon individual performance and contribution.

  The bonus pool was set by formula as a percentage of after-tax earnings, with bonuses being paid to each officer based upon their individual performance and contribution. Officer bonuses were not paid until the Corporation's statements were certified by its outside accounting firm, S. R. Snodgrass, A.C.; that is to say, bonuses earned during 1995 were paid during the first quarter of 1996.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Regional Bank Index for the period of five fiscal years commencing December 31, 1990 and ending December 31, 1995.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
       AMONG THE CORPORATION, S&P 500 INDEX AND S&P REGIONAL BANK INDEX


Measurement period                            S&P 500             S&P Regional
(Fiscal year Covered)    The Corporation      Index               Bank Index
---------------------    ---------------      -------             ----------
Measurement PT -
12/31/90                     $100.0              $100.0              $100.0

FYE 12/31/91                 $118.7              $126.3              $171.8
FYE 12/31/92                 $127.5              $131.9              $212.1
FYE 12/31/93                 $146.4              $141.3              $218.0
FYE 12/31/94                 $153.4              $139.1              $198.8
FYE 12/31/95                 $172.7              $186.5              $301.4


                           12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95
                           --------  --------  --------  --------  --------  --------
Corporation                   100.0     118.7     127.5     146.4     153.4     172.7
S&P 500                       100.0     126.3     131.9     141.3     139.1     186.5
S&P Regional Bank Index       100.0     171.8    212.10     218.0     198.8     301.4

  Assumes $100 invested on December 31, 1990 in Century stock, S&P 500 and S&P Regional Banks Index.

  Total return assumes reinvestment of dividends.

                                BENEFIT PROGRAMS

RETIREMENT PLAN

  The Corporation maintains a noncontributory retirement plan covering all eligible employees of its subsidiary, Century National Bank & Trust Company. An employee becomes fully vested in the plan after five years of service. Normal retirement is at sixty-five (65) years of age. The plan is a defined benefit plan whereby, upon retirement, an employee receives one percent of the first $500 of average compensation plus 1.5 percent of average compensation in excess of $500 for each year of service up to a maximum compensation of $150,000.

  The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown.


Average Annual Earnings         Annual Benefits upon Retirement with Years of Service Indicated
                                     5        10       15       20        25       30     35
 $ 10,000 ....................    $  600   $ 1,200  $ 1,800  $ 2,400  $ 3,000  $ 3,600  $ 4,200
   20,000 ....................     1,350     2,700    4,050    5,400    6,750    8,100    9,450
   30,000 ....................     2,100     4,200    6,300    8,400   10,500   12,600   14,700
   40,000 ....................     2,850     5,700    8,550   11,400   14,250   17,100   19,950
   50,000 ....................     3,600     7,200   10,800   14,400   18,000   21,600   25,200
   60,000 ....................     4,350     8,700   13,050   17,400   21,750   26,100   30,450
   70,000 ....................     5,100    10,200   15,300   20,400   25,500   30,600   35,700
   80,000 ....................     5,850    11,700   17,550   23,400   29,250   35,100   40,950
   90,000 ....................     6,600    13,200   19,800   26,400   33,000   39,600   46,200
  100,000 ....................     7,350    14,700   22,050   29,400   36,750   44,100   51,450
  110,000 ....................     8,100    16,200   24,300   32,400   40,500   48,600   56,700
  120,000 ....................     8,850    17,700   26,550   35,400   44,250   53,100   61,950
  130,000 ....................     9,600    19,200   28,800   38,400   48,000   57,600   67,000
  140,000 ....................    10,350    20,700   31,050   41,400   51,750   62,100   72,450


  Current remuneration covered by the Plan for 1995 contributions for the Named Officers was: Joseph N. Tosh II, $150,000, and Donald A. Benziger, $105,146. As of December 31, 1995 Mr. Tosh II was credited with 29 years of service and Mr. Benziger, 5 years.

PROFIT SHARING PLAN

   The Corporation makes discretionary payments to a trusteed, noncontributory profit sharing plan covering substantially all full-time employees and officers of Century National Bank & Trust Company. Contributions under the plan are determined annually by the Board of Directors based upon the earnings of the Corporation. Contributions for the years 1995 and 1994 amounted to $386,000 and $263,000 respectively. The plan provides for eligibility status as of the January 1 following the date of employment. Participants share in the allocation of employer contributions provided they work 1,000 hours during the plan year and are employed on the last day of the plan year. The plan includes a nonmatching 401K feature, and each full-time employee is a participant for purposes of making before-tax savings. New employees become participants for purposes of making before-tax savings as of the January 1 or July 1 following their date of employment.

  Profit Sharing contributions for the accounts of the named officers are listed in the Summary Compensation Table under "All Other Compensation."

                  TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

  Century National Bank and Trust Company, a subsidiary of the Corporation, has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and the Bank during 1995. All loans, collateral and interest requirements included, were made on the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

  Wayne S. Luce is President of Reed, Luce, Tosh, McGregor & Wolford, Inc. which performed legal services for the Bank during 1995 and will provide such services during 1996.

  Thomas K. Reed is President of Baumgard & Reed, which has written fidelity bonds and package insurance coverage for Century National Bank & Trust Company as well as the Holding Company during 1995 and will provide such services during 1996.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Corporation's officers, directors and persons owning more than 10% of the Corporation's Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and such shareholders are required by regulation to furnish the Corporation with copies of Section 16(a) forms they file. The Corporation knows of no person who owned 10% or more of its Common Stock.

  Based upon review of copies of the forms furnished to the Corporation, the Corporation believes that during 1995 all Section 16(a) filing requirements were complied with in a timely manner.


                  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

  The Board of Directors has appointed S. R. Snodgrass, A.C. as independent public accountants to audit the financial statements of the Company and its subsidiary for the 1996 fiscal year. S. R. Snodgrass, A.C. has audited the financial statements of the Company and/or its subsidiary(ies) since 1973. Although the appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board believes the shareholders should participate in the selection of the independent public accountants through the ratification process. The Board recommends a vote For the ratification of the appointment of S. R. Snodgrass, A.C. and unless otherwise directed therein, the proxies solicited by the Board will be voted for the ratification of the appointment of S. R. Snodgrass, A.C. In the event the shareholders fail to ratify the appointment, the Board will consider such vote as a direction to appoint other independent public accountants for the 1996 fiscal year.

  Representatives of S. R. Snodgrass, A.C. will be present at the Annual Meeting. The representatives will have the oppor-tunity to make a statement if they choose to do so and will be available to respond to appropriate questions.

                             FINANCIAL INFORMATION

  A copy of the Corporation's Annual Report to Shareholders for the year ended December 31, 1995 accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials.

  REQUESTS FOR PRINTED FINANCIAL MATERIAL FOR THE CORPORATION OR ITS SUBSIDIARY -ANNUAL OR QUARTERLY REPORTS, FORMS 10-K AND 10-Q AND CALL REPORTS - SHOULD BE DIRECTED TO DONALD A. BENZIGER, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY, CENTURY FINANCIAL CORPORATION, ONE CENTURY PLACE, ROCHESTER, PENNSYLVANIA 15074, TELEPHONE (412) 774-1872. UPON WRITTEN REQUEST AND PAYMENT OF A COPYING FEE OF TEN CENTS A PAGE, THE CORPORATION WILL FURNISH A COPY OF ALL EXHIBITS TO FORM 10-K.

                             SHAREHOLDER PROPOSALS

  Any shareholder desiring to present a proposal to be considered at the 1997 Annual Meeting of Shareholders should submit the proposal in writing to Joseph
N. Tosh II, President and Chief Executive Officer, Century Financial Corporation, One Century Place, Rochester, Pennsylvania 15074 no later than November 27, 1996.


                                 OTHER MATTERS

  Management knows of no business other than that set forth above which will be brought before the meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the Proxy holders will vote upon the same according to their discretion and best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Donald A. Benziger

                                          Donald A. Benziger
                                          Senior Vice President, Chief Financial
                                          Officer and Corporate Secretary



March 25, 1996

                                     PROXY
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 29, 1996
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CENTURY FINANCIAL CORPORATION

     James C. Tosh and John M. Finley, each with power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Century Financial Corporation to be held on April 29, 1996 (including any adjournments or postponements thereof) and to vote all shares of common stock of Century Financial Corporation which the undersigned is entitled to vote on all matters that properly come before the Meeting, subject to any directions indicated in the boxes below.

The Proxy Agents are directed to vote on the following issues:

1.  The Election of Directors

    Nominees for a term expiring in 1999 are Del E. Goedeker, Harry J. Johnston, Thomas K. Reed and Joseph N. Tosh II

                          [ ]                     [ ]

                         FOR all           WITHHOLD AUTHORITY
                     Nominees Listed          to vote for
                                           all nominees listed

SPECIAL INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through such nominee's name.


2. Ratification of appointment of S. R. Snodgrass, A.C., Public Accountants to audit the financial statements of the Corporation and its subsidiaries for the 1996 fiscal year.

                   [ ]             [ ]              [ ]

                   FOR           AGAINST          ABSTAIN


3. In their discretion, on such other business that may be brought before the meeting or any adjournment thereof.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PROXY AGENTS INTEND TO VOTE FOR THE ABOVE-LISTED PROPOSALS. MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSALS ONE, TWO, AND THREE.

The Proxy Agents present and acting at the Meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby.

Receipt of the Notice of the Annual Meeting of Shareholders and the Corporation's Proxy Statement dated March 22, 1995 is hereby acknowledged.

Dated__________________               When signing as attorney, executor,
                                      administrator, trustee, or guardian,
                                      please give full title.
______________________ (L.S.)         If more than one trustee, all should sign.

______________________ (L.S.)         PLEASE DATE AND SIGN THIS PROXY AND
                                      RETURN IT PROMPTLY IN THE ENCLOSED
                                      ENVELOPE.

March 25, 1996